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                                                                 EXHIBIT 99.(a)

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                         CMS ENERGY CORPORATION ("CMS")
              REDEEMABLE HYBRID INCOME OVERNIGHT SHARES ("RHINOS")

                   ISSUANCE OF TRUST PREFERRED SECURITIES AND
                    FORWARD UNDERWRITING OF CMS COMMON STOCK

                          SUMMARY OF PRINCIPAL TERMS OF
                        TRANSACTION CLOSED JUNE 10, 1999



I.  TRUST PREFERRED SECURITIES

Trust Securities Issuer:                CMS RHINOS Trust

Initial Purchaser:                      A trust organized by Banc of America
                                        Securities LLC("BAS")

Preferred Issue:                        Trust Preferred Securities

Preferred Issue Size:                   $250 million

Maturity Date:                          September 1, 2001

Distributions:                          LIBOR plus 175 basis points, adjusted
                                        quarterly

Distribution Payments:                  Quarterly, provided that the Trust may
                                        defer such payments (but no later than
                                        the Maturity Date or earlier Redemption
                                        Date), with such deferred payments
                                        compounded quarterly, if CMS defers
                                        interest on the Subordinated Notes.

Mandatory Redemption:                   The Trust Preferred Securities are
                                        required to be redeemed for the face
                                        amount thereof plus accrued and unpaid
                                        distributions three months following an
                                        underwriting of CMS Common Stock
                                        pursuant to the Forward Underwriting
                                        Agreement (described below) as follows:

                                        (a)      if the underwriting is for less
                                                 than $250 million, Trust
                                                 Preferred Securities in a face
                                                 amount equal to the aggregate
                                                 public offering price of the
                                                 underwritten shares will be
                                                 redeemed; and

                                        (b)      if the underwriting is for an
                                                 amount equal to or greater than
                                                 $250 million, the Trust
                                                 Preferred Securities will be
                                                 redeemed in full.




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Remarketing Provisions:                 If the CMS Common Stock price declines
                                        to $29.00 (approximately 66-2/3% of the
                                        closing price of the CMS Common Stock on the date preceding closing), the holder of the Trust Preferred Securities will have the option to require BAS as the Remarketing Agent to remarket the Trust Preferred Securities. If remarketed, the maturity of the remarketed securities will be reset as the later of September 1, 2001 or one year from the date on which the remarketed securities are issued. The coupon will be reset pursuant to a bid process to value the remarketed securities at 100.25% of the face amount thereof.

II.  SUBORDINATED NOTES

Debt Issuer:                            CMS

Subordinated Note Purchaser:            CMS RHINOS Trust

Debt Issue:                             Subordinated Notes

Debt Issue Size:                        $250 million ($258 million including
                                        Subordinated Notes related to Trust
                                        Common Securities)

Maturity Date:                          September 1, 2001

Interest:                               LIBOR plus 175 basis points, adjusted
                                        quarterly

Interest Payments:                      Quarterly, provided that CMS may defer
                                        such interest payments (but no later
                                        than the Maturity Date or earlier
                                        Redemption Date), with such deferred
                                        payments compounded quarterly.

Remarketing Provisions:                 If under certain circumstances the Trust
                                        is dissolved and the Initial Purchaser
                                        directly holds the Subordinated Notes,
                                        then the Remarketing Provisions
                                        described above will be applicable to
                                        the Subordinated Notes.

III.   COMMON STOCK FORWARD UNDERWRITING AGREEMENT

Issuer:                                 CMS

Underwriter:                            BAS

Issue:                                  CMS Common Stock, par value $.01 per
                                        share

Equity Issue Size:                      $250 million (plus a 15% over-allotment
                                        option)




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Underwriting:                           CMS will designate by written notice to
                                        BAS a time in CMS' discretion during the period beginning June 9, 1999 and ending June 9, 2001 for an underwriting of a number of shares of CMS Common Stock with an aggregate public offering price of $250 million (plus the over-allotment, if elected). If the underwriting has not occurred prior to April 9, 2001, BAS will be entitled to designate a targeted date for an underwriting of the shares. If an underwriting is completed for less than $250 million of shares, the underwriting commitment will continue with respect to the remainder of the amount.

Registration Covenant:                  CMS has agreed to maintain an effective
                                        shelf registration statement with
                                        availability for the issuance of up to
                                        $250 million of shares of Common Stock
                                        (plus the over-allotment).